Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-142350) and S-8 (Nos. 333-87647, 333-67214 and 333-129259) of NovaMed, Inc. of our report dated April 25, 2007 with respect to the financial statements of Surgery Center of Kalamazoo, LLC filed as a part of this Current Report on Form 8-K/A.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statements.

/s/ Levine, Katz, Nannis + Solomon, P.C.

Needham, Massachusetts
June 15, 2007